**ROSS MILLER**
**Secretary of State**
**204 North Carson Street, Ste 1**
**Carson City, Nevada 89701-4299**
**(775) 684 5708**
**Website: secretaryofstate.biz**

| Filed in the Office of | Business Number C6557-1984 |
| --- | --- |
| | Filing Number 20070615337-54 |
| Secretary of State | Filed On 09/07/2007 |
| State Of Nevada | Number of Pages 1 |

# Certificate of Correction

(PURSUANT TO NRS 78, 78A, 80, 81, 82, 84, 86, 87, 88, 88A, 89 AND 92A)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

## Certificate of Correction

**(Pursuant to NRS 78, 78A, 80, 81, 82, 84, 86, 87, 88, 88A, 89 and 92A)**

1. The name of the **entity** for which correction is being made:

Foster Grayson, Inc

2. Description of the original document for which correction is being made:

document # 20070251049-40 (certificate of correction and related original document of amendment # 20050298637-02)

3. Filing date of the original document for which correction is being made: 4/10/2007 & 8/2/05

4. Description of the inaccuracy or defect.

The company changed its name FROM AXION SPATIAL IMAGING, INC. to FOSTER GRAYSON, INC and wishes to keep the original name of :

AXION SPATIAL IMAGING, INC.

5. Correction of the inaccuracy or defect.

THAT THE COMPANY CORRECT THE NAME FROM FOSTER GRAYSON, INC. BACK TO ITS ORIGINAL NAME OF:

AXION SPATIAL IMAGING, INC.

ALL OTHER ITEMS( REVERSE SPLITS and INCREASE IN CAPITALIZATION ) WILL REMAIN THE SAME AS IN THE AMENDMENT PREVIOUSLY FILED.

6. Signature:

X [signature] President 8/6/07

**Authorized Signature** **Title *** **Date**

*If entity is a Corporation, it must be signed by an Officer if stock has been issued, OR an Incorporator or Director if stock has not been issued; a Limited -Liability Company, by a manager or managing members; a Limited Partnership or Limited-Liability Limited Partnership, by a General Partner; a Limited-Liability Partnership, by a Managing Partner; a Business Trust, by a Trustee.

**IMPORTANT:** Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

*This form must be accompanied by appropriate fees.*